UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: November 18, 2021

(Date of earliest event reported)

HFactor, Inc.

(Exact name of registrant as specified in its charter)

Georgia	000-1144546	58-2634747
(State of Incorporation)	(Commission File Number)	(IRS EIN)

244 Madison Ave, #1249

New York, NY 10016

(Address of principal executive offices)

(516) 647-5171

(Registrant’s telephone number, including area code)

Ficaar, Inc.

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered/
HFactor, Inc. Common Stock	HWTR	OTC Markets: PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or ByLaws; Change in Fiscal Year

Effective November 8, 2021, Ficaar, Inc., a Georgia corporation (the "Company") filed Articles of Amendment to its Articles of Incorporation to change the name of the Company to HFactor, Inc (the "Name Change"). A copy of the certificate of amendment for the Name Change is attached as Exhibit 3.1 hereto and incorporated by reference.

Item 7.01	Regulation FD Disclosure

The Name Change was declared effective by FINRA on November 12, 2021. In conjunction with the Name Change, on November 12, 2021 the Company's common stock ceased trading under the ticker symbol "FCAA" and began trading under the ticker symbol "HWTR". The CUSIP for our common stock was changed to 40459C 105. Our common stock continues to trade on the OTC Pink Sheets.

Item 9.01	Exhibits.

Exhibit No.	Description
3.1	Amendment to Articles of Incorporation dated November 8, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2021	HFactor, Inc. By: /s/ Gail Levy Gail Levy, CEO

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